SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Consolidated-Tomoka Land Co. on April 13, 2017.

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223
Contact: Phone:	Joele Frank, Wilkinson Brimmer Katcher James Golden / Dan Moore (212) 355-4449

FOR IMMEDIATE RELEASE

LEADING INDEPENDENT PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS CONSOLIDATED-TOMOKA SHAREHOLDERS VOTE “FOR” ALL SEVEN OF THE COMPANY’S DIRECTOR NOMINEES

Glass Lewis Recommends Shareholders Vote “FOR” Each of CTO’s Highly Qualified Directors on the WHITE Proxy Card Today

Glass Lewis Rejects Every One of Wintergreen’s Claims and Conflicted Nominees

DAYTONA BEACH, Fla. – April 13, 2017 – Consolidated-Tomoka Land Co. (NYSE: CTO) (the “Company” or “CTO”) today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that CTO shareholders vote “FOR” all of CTO’s highly-qualified and experienced director nominees on the WHITE proxy card at the Company’s 2017 Annual Meeting of Shareholders to be held on April 26, 2017.

Glass Lewis concluded: “We believe CTO shareholders would be best served by fully supporting the current board in this proxy contest. Accordingly, we recommend that shareholders vote FOR all nominees on the WHITE proxy card.”

In its April 12, 2017 report, Glass Lewis also stated:

•

“Upon full review, we believe the Dissident has failed to make a compelling case for the majority representation it seeks on the CTO board, nor has it nominated any individual director candidates whose minority presence on the board would be justified or likely to result in a superior outcome for other CTO shareholders, from either a valuation or governance perspective.”

•

“The Dissident makes unsubstantiated claims about the Company's historical performance without presenting specific concerns or metrics that are either particularly critical or valid in potentially supporting its campaign.”

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“The Dissident has presented no substantive operating plan or alternative strategy other than seeking a potential sale or liquidation of the Company less than a year after the current board conducted what appears to be a thorough and objective review of various alternatives.”

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“We believe the board has presented a convincing rebuke of Wintergreen's allegations, demonstrating that the current board and management's business plan for maximizing shareholder value has resulted in improved operational performance and above-average returns for investors throughout the majority of their tenure.”

Speaking about the Company’s successful performance and the quality of the current management team, Glass Lewis stated:

•

“The current board and management team appear to be executing on the Company's operating plan of profitably monetizing CTO's land holdings and reinvesting the proceeds into income-producing properties.”

•	“Based on the results to date, we believe shareholders have reason to support the continuation of this strategy under the direction of the current board and management.”

Glass Lewis rejected Wintergreen’s assertion that CTO management has destroyed value or adopted a sub-optimal strategy. In particular, Glass Lewis stated:

•

“We see little if any evidence to validate the Dissident's claims of underperformance or value destruction, certainly not to the extent that would warrant significant changes to the Company's current operating plan, management team or board, or give rise to a need to sell the Company or liquidate its assets, as advocated by the Dissident.”

Commenting on the Glass Lewis report, CTO issued the following statement:

We are pleased that Glass Lewis has recommended that shareholders vote “FOR”  ALL SEVEN of CTO’s highly qualified and experienced director nominees. We look forward to capitalizing on the momentum that our board and management team have built to date for the continued benefit of all of CTO’s shareholders.

The CTO Board is experienced, independent and has the requisite diversity of real estate, tax, accounting and finance expertise necessary to lead CTO and provide the greatest opportunity to maximize value for ALL shareholders. We strongly urge shareholders to follow the Glass Lewis recommendation and protect their investment by voting “FOR” CTO’s director nominees – John P. Albright, John J. Allen, Laura M. Franklin, William L. Olivari, Howard C. Serkin, Thomas P. Warlow, III and Casey R. Wold on the WHITE proxy card today.

CTO shareholders are reminded that their vote is extremely important, no matter how many shares they own. To follow the recommendations of Glass Lewis and the CTO Board, shareholders should vote the WHITE proxy card “FOR” each of CTO’s seven nominees TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: 212-929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 1.9 million square feet of income properties, as well as approximately 8,200 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations relating to the 2017 shareholder meeting and for year end 2016 pertaining to the results for the quarter and year ended December 31, 2016, available on our websites at www.votecto.com and www.ctlc.com,  respectively.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT

AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.